UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2015

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	000-22787	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6114 U.S. 301 South Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

(919) 963-2177
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2015, Nancy S. Wise, Executive Vice President, Chief Financial Officer of Four Oaks Fincorp, Inc. (the “Company”) and Four Oaks Bank & Trust Company, the Company’s wholly-owned subsidiary (the “Bank”), resigned from her positions with the Company and the Bank, effective as of September 1, 2015. Effective the same date, Deanna W. Hart, the Bank’s Senior Vice President and Controller, will begin serving as acting Chief Financial Officer of the Company and the Bank. Ms. Hart will not receive any additional compensation in connection with this appointment.

Ms. Hart, age 37, has been serving as the Bank’s Senior Vice President and Controller since January 2014. Prior to that, Ms. Hart served as the Bank’s Senior Vice President and Director of Internal Audit starting in January 2010. From 2005 to 2010, Ms. Hart served as Vice President and Senior Auditor and previously served as Assistant Vice President and Staff Auditor from 2003 to 2005.

In connection with Ms. Wise’s resignation, the Company proposed that she, the Company, and the Bank enter a Severance and General Release Agreement (the “Agreement”), to be effective on or about September 15, 2015. Under the proposed Agreement, Ms. Wise will be entitled to receive severance in an amount equal to sixteen months of her current base salary plus $10,000.00 (the “Severance Payment”), less applicable taxes and withholdings.  The Severance Payment will be paid in a lump sum on September 30, 2015. The Bank will also reimburse Ms. Wise for the premiums she pays to continue coverage under the Bank’s group health insurance policy pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 for the eighteen-month period beginning October 1, 2015. Further, the Bank will pay Ms. Wise for all of her accrued, unused vacation and sick time in a lump sum on September 30, 2015. The severance benefits afforded under the proposed Agreement will be in lieu of any other compensation or benefits to which Ms. Wise otherwise might be entitled, including without limitation under the Amended and Restated Executive Employment Agreement between the Bank and Ms. Wise dated December 11, 2008, which will be terminated along with any remaining obligations thereunder upon execution of the proposed Agreement. The proposed Agreement also contains such release of claims, confidentiality, and non-disparagement provisions and other terms and conditions as are usual and customary for agreements of this type.

Certain of the Company’s directors and executive officers, members of their immediate families, and entities with which they are involved are customers of, and borrowers from, the Bank in the ordinary course of business. All loans and other extensions of credit made by the Bank to such individuals are made substantially on the same terms, including interest rates and collateral, as those prevailing at the time in comparable transactions with other customers.  In the opinion of management, these loans do not involve more than normal risk of collectibility or contain other unfavorable features.

A copy of the press release announcing the resignation of Ms. Wise and interim appointment of Ms. Hart discussed herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release issued on September 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR OAKS FINCORP, INC.

	By:	/s/ David H. Rupp
David H. Rupp
President and Chief Executive Officer

Date: September 1, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued on September 1, 2015